Exhibit 99.1
For Immediate Release
HOLLY CORPORATION REPORTS FIRST QUARTER RESULTS
     Dallas, Texas, May 12, 2008 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported net income of $8.6 million ($0.17 per basic and diluted share) for the first quarter of 2008, compared to net income of $67.5 million ($1.22 per basic and $1.20 per diluted share) for the first quarter of 2007.
     On February 29, 2008, Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”) acquired our crude pipelines and tankage assets. As a result of this transaction, we determined that our beneficial interest in HEP exceeds 50%. Accordingly, we reconsolidated HEP effective March 1, 2008. Subsequent to this date, we no longer record our share of its earnings under the equity method of accounting. This press release includes key segment information that shows the impact of this reconsolidation on certain balance sheet and income statement accounts. The effect of this reconsolidation did not impact our net income.
     Net income decreased $58.9 million for the first quarter of 2008 as compared to the first quarter of 2007, due principally to a decline in refined product margins during the current year’s first quarter and an increase in operating expenses. These factors were partially offset by the effects of an increase in volumes of produced refined products sold. Overall, our refinery gross margins were $7.72 per produced barrel for the first quarter of 2008 as compared to $16.09 for the first quarter of 2007. Total volumes of refined products sold increased 6% for the first quarter of 2008 as compared to the same period in 2007.
     Our overall refinery production levels increased 7% for the first quarter of 2008 as compared to the first quarter of 2007. This increase resulted primarily from the combined effects of our 2,000 barrels per stream day (“BPSD”) Navajo Refinery capacity expansion in mid-year

2007 and unplanned downtime of certain units at our Navajo Refinery in the first quarter of 2007.
     Sales and other revenues increased 60% for the first quarter of 2008 as compared to the first quarter of 2007, due principally to higher refined product sales prices. The average sales price we received per produced barrel sold was $103.20 for the first quarter of 2008, an increase of 38% over $74.59 for the same period in 2007. Cost of products sold increased by 63% to $95.48 per barrel for the first quarter of 2008 as compared to $58.50 per barrel for the first quarter of 2007, due principally to significantly higher crude oil costs. Additionally contributing to the increases in revenues and cost of products sold were higher refined product sales volumes and increases in sales of excess crude oil.
     Operating expenses, exclusive of depreciation, depletion and amortization, increased by $10.6 million during the first quarter of 2008 versus the first quarter of 2007 due principally to higher utility and refinery maintenance costs, and the inclusion of $3.5 million in net operating costs attributable to HEP as a result of our reconsolidation effective March 1, 2008.
     “We experienced a difficult first quarter as industry-wide refining margins were squeezed, particularly during January. Our Navajo Refinery experienced the effects of this industry trend although our Woods Cross margins were less impacted due to its lower feedstock costs. Overall increases in refined product prices did not keep pace with crude oil cost increases. As the quarter developed, margins returned to more acceptable levels led by exceptionally strong diesel prices. Operationally during the first quarter, we were pleased with both our Navajo and Woods Cross refineries. Our Navajo Refinery realized a 10% increase in production, enabling us to achieve an overall 7% increase in refinery production for the first quarter of 2008. Also during the first quarter, we completed the “drop-down” transaction of our crude pipelines and tankage assets with HEP. We remain pleased with the performance of HEP and the value this transaction has created for both Holly and HEP,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “We continue to make substantial progress on both our Woods Cross and Navajo expansion and crude flexibility capital projects. Additionally, I am pleased to report that there were no serious injuries associated with the fire at our Woods Cross Refinery on April 30. Costs required to repair a flare line and related equipment were not significant and throughput rates have been restored and are back to planned levels.”
     The Company has scheduled a conference call for today, May 12, 2008 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 44464882. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=47868. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available through May 26, 2008.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 85,000 BPSD refinery located in Artesia, New Mexico and a 26,000 BPSD refinery in Woods Cross, Utah. Holly also owns a 46% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil gathering pipelines in Texas, New Mexico, Utah and Oklahoma, tankage and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	March 31,		Change from 2007
	2008	2007	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$1,479,984	$925,867	$554,117	59.8%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	1,383,437	751,714	631,723	84.0
Operating expenses (exclusive of depreciation, depletion and amortization)	60,708	50,129	10,579	21.1
General and administrative expenses (exclusive of depreciation, depletion and amortization)	12,832	15,847	(3,015)	(19.0)
Depreciation, depletion and amortization	13,309	11,451	1,858	16.2
Exploration expenses, including dry holes	105	152	(47)	(30.9)

Total operating costs and expenses	1,470,391	829,293	641,098	77.3

Income from operations	9,593	96,574	(86,981)	(90.1)
Other income (expense):
Equity in earnings of HEP	2,990	3,346	(356)	(10.6)
Minority interest in earnings of HEP	(802)	—	(802)	(100.0)
Interest income	3,555	2,560	995	38.9
Interest expense	(1,992)	(252)	(1,740)	(690.5)

	3,751	5,654	(1,903)	(33.7)

Income from continuing operations before income taxes	13,344	102,228	(88,884)	(86.9)
Income tax provision	4,695	34,686	(29,991)	(86.5)

Net income	$8,649	$67,542	$(58,893)	(87.2)

Net income per share — basic	$0.17	$1.22	$(1.05)	(86.1)%

Net income per share — diluted	$0.17	$1.20	$(1.03)	(85.8)%

Cash dividends declared per common share	$0.15	$0.10	$0.05	50.0%

Average number of common shares outstanding:
Basic	51,165	55,189	(4,024)	(7.3)%
Diluted	51,515	56,318	(4,803)	(8.5)%
Balance Sheet Data

	March 31,	December 31,
	2008	2007
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$437,771	$329,784
Working capital	$255,259	$216,541
Total assets	$2,276,722	$1,663,945
Long-term debt — HEP	$341,416	$—
Stockholders’ equity	$500,033	$593,794

Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other and includes the operations of Holly Corporation, our parent company, and a small-scale oil and gas exploration and production program.
The Refining segment includes the operations of our Navajo Refinery, Woods Cross Refinery and Holly Asphalt Company. The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery and Woods Cross Refinery. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Idaho, Washington and northern Mexico. The Refining segment also includes Holly Asphalt Company which manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP effective March 1, 2008 (date of reconsolidation). HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico and Utah. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through their pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at their storage tanks and terminals. The HEP segment also included a 70% interest in Rio Grande which provides petroleum products transportation services. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)
Three Months Ended March 31, 2008
Sales and other revenues	$1,477,376	$9,942	$401	$(7,735)	$1,479,984
Operating expenses	$57,216	$3,676	$—	$(184)	$60,708
General and administrative expenses	$7	$522	$12,303	$—	$12,832
Depreciation and amortization	$10,281	$2,010	$1,018	$—	$13,309
Income (loss) from operations	$18,884	$3,734	$(13,025)	$—	$9,593
Cash, cash equivalents and investments in marketable securities	$—	$8,237	$429,534	$—	$437,771
Total assets	$1,375,843	$447,472	$467,845	$(14,438)	$2,276,722
Total debt	$—	$351,416	$—	$—	$351,416

Three Months Ended March 31, 2007
Sales and other revenues	$925,582	$—	$391	$(106)	$925,867
Operating expenses	$50,118	$—	$11	$—	$50,129
General and administrative expenses	$3	$—	$15,844	$—	$15,847
Depreciation and amortization	$11,026	$—	$425	$—	$11,451
Income (loss) from operations	$112,615	$—	$(16,041)	$—	$96,574
Cash, cash equivalents and investments in marketable securities	$—	$—	$280,397	$—	$280,397
Total assets	$922,003	$—	$325,039	$—	$1,247,042
Total debt	$—	$—	$—	$—	$—

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended
	March 31,
	2008	2007
Navajo Refinery
Crude charge (BPD) (1)	83,200	76,820
Refinery production (BPD) (2)	94,640	86,100
Sales of produced refined products (BPD)	94,050	85,390
Sales of refined products (BPD) (3)	105,410	96,360

Refinery utilization (4)	97.9%	92.6%

Average per produced barrel (5)
Net sales	$103.26	$75.58
Cost of products (6)	96.83	59.04

Refinery gross margin	6.43	16.54
Refinery operating expenses (7).	4.39	4.18

Net operating margin	$2.04	$12.36

Feedstocks:
Sour crude oil	80%	75%
Sweet crude oil	8%	10%
Other feedstocks and blends	12%	15%

Total	100%	100%

Sales of produced refined products:
Gasolines	58%	61%
Diesel fuels	32%	27%
Jet fuels	1%	3%
Fuel oil	3%	3%
Asphalt	3%	3%
LPG and other	3%	3%

Total	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	24,960	24,650
Refinery production (BPD) (2)	25,440	26,570
Sales of produced refined products (BPD)	25,300	28,120
Sales of refined products (BPD) (3)	27,530	28,550

Refinery utilization (4)	96.0%	94.8%

Average per produced barrel (5)
Net sales	$102.96	$71.61
Cost of products (6)	90.42	56.87

Refinery gross margin	12.54	14.74
Refinery operating expenses (7)	6.26	4.76

Net operating margin	$6.28	$9.98

	Three Months Ended
	March 31,
	2008	2007
Woods Cross Refinery
Feedstocks:
Sour crude oil	3%	—%
Sweet crude oil	92%	91%
Other feedstocks and blends	5%	9%

Total	100%	100%

Sales of produced refined products:
Gasolines	68%	63%
Diesel fuels	23%	25%
Jet fuels	—%	2%
Fuel oil	5%	6%
LPG and other	4%	4%

Total	100%	100%

Consolidated
Crude charge (BPD) (1)	108,160	101,470
Refinery production (BPD) (2)	120,080	112,670
Sales of produced refined products (BPD)	119,350	113,510
Sales of refined products (BPD) (3)	132,940	124,910

Refinery utilization (4)	97.4%	93.1%

Average per produced barrel (5)
Net sales	$103.20	$74.59
Cost of products (6)	95.48	58.50

Refinery gross margin	7.72	16.09
Refinery operating expenses (7)	4.78	4.32

Net operating margin	$2.94	$11.77

Feedstocks:
Sour crude oil	64%	58%
Sweet crude oil	26%	28%
Other feedstocks and blends	10%	14%

Total	100%	100%

Sales of produced refined products:
Gasolines	60%	61%
Diesel fuels	30%	27%
Jet fuels	1%	3%
Fuel oil	3%	4%
Asphalt	3%	2%
LPG and other	3%	3%

Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased from 109,000 BPSD to 111,000 BPSD in mid-year 2007.

(5)	Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended
	March 31,
	2008	2007
	(In thousands)
Income from continuing operations	$8,649	$67,542
Add provision for income tax	4,695	34,686
Add interest expense	1,992	252
Subtract interest income	(3,555)	(2,560)
Add depreciation and amortization	13,309	11,451

EBITDA	$25,090	$111,371

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2008	2007
Average per produced barrel:

Navajo Refinery
Net sales	$103.26	$75.58
Less cost of products	96.83	59.04

Refinery gross margin	$6.43	$16.54

Woods Cross Refinery
Net sales	$102.96	$71.61
Less cost of products	90.42	56.87

Refinery gross margin	$12.54	$14.74

Consolidated
Net sales	$103.20	$74.59
Less cost of products	95.48	58.50

Refinery gross margin	$7.72	$16.09

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2008	2007
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$6.43	$16.54
Less refinery operating expenses	4.39	4.18

Net operating margin	$2.04	$12.36

Woods Cross Refinery
Refinery gross margin	$12.54	$14.74
Less refinery operating expenses	6.26	4.76

Net operating margin	$6.28	$9.98

Consolidated
Refinery gross margin	$7.72	$16.09
Less refinery operating expenses	4.78	4.32

Net operating margin	$2.94	$11.77

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended
	March 31,
	2008	2007
Navajo Refinery
Average sales price per produced barrel sold	$103.26	$75.58
Times sales of produced refined products sold (BPD)	94,050	85,390
Times number of days in period	91	90

Refined product sales from produced products sold	$883,756	$580,840

Woods Cross Refinery
Average sales price per produced barrel sold	$102.96	$71.61
Times sales of produced refined products sold (BPD)	25,300	28,120
Times number of days in period	91	90

Refined product sales from produced products sold	$237,045	$181,231

Sum of refined products sales from produced products sold from our two refineries (4)	$1,120,801	$762,071
Add refined product sales from purchased products and rounding (1)	135,209	79,225

Total refined products sales	1,256,010	841,296
Add direct sales of excess crude oil(2)	202,951	61,680
Add other refining segment revenue(3)	18,415	22,606

Total refining segment revenue	1,477,376	925,582
Add HEP segment sales and other revenues	9,942	—
Add corporate and other revenues	401	391
Subtract consolidations and eliminations	(7,735)	(106)

Sales and other revenues	$1,479,984	$925,867

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. These sales and related purchases are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2008	2007
Average sales prices per produced barrel sold	$103.20	$74.59
Times sales of produced refined products sold (BPD)	119,350	113,510
Times number of days in period	91	90

Refined product sales from produced products sold	$1,120,801	$762,071

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended
	March 31,
	2008	2007
Navajo Refinery
Average cost of products per produced barrel sold	$96.83	$59.04
Times sales of produced refined products sold (BPD)	94,050	85,390
Times number of days in period	91	90

Cost of products for produced products sold	$828,724	$453,728

	Three Months Ended
	March 31,
	2008	2007
Woods Cross Refinery
Average cost of products per produced barrel sold	$90.42	$56.87
Times sales of produced refined products sold (BPD)	25,300	28,120
Times number of days in period	91	90

Cost of products for produced products sold	$208,174	$143,927

Sum of cost of products for produced products sold from our two refineries (4)	$1,036,898	$597,655
Add refined product costs from purchased products sold and rounding (1)	135,164	82,044

Total refined cost of products sold	1,172,062	679,699
Add crude oil cost of direct sales of excess crude oil(2)	202,213	61,852
Add other refining segment costs of products sold(3)	16,713	10,269

Total refining segment cost of products sold	1,390,988	751,820
Subtract consolidations and eliminations	(7,551)	(106)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$1,383,437	$751,714

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. These sales and related purchases are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt Company and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2008	2007
Average cost of products per produced barrel sold	$95.48	$58.50
Times sales of produced refined products sold (BPD)	119,350	113,510
Times number of days in period	91	90

Cost of products for produced products sold	$1,036,898	$597,655

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended
	March 31,
	2008	2007
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.39	$4.18
Times sales of produced refined products sold (BPD)	94,050	85,390
Times number of days in period	91	90

Refinery operating expenses for produced products sold	$37,572	$32,124

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$6.26	$4.76
Times sales of produced refined products sold (BPD)	25,300	28,120
Times number of days in period	91	90

Refinery operating expenses for produced products sold	$14,412	$12,047

	Three Months Ended
	March 31,
	2008	2007
Sum of refinery operating expenses per produced products sold from our two refineries (2)	$51,984	$44,171
Add other refining segment operating expenses and rounding (1)	5,232	5,947

Total refining segment operating expenses	57,216	50,118
Add HEP segment operating expenses	3,676	—
Add corporate and other costs	(184)	11

Operating expenses (exclusive of depreciation, depletion and amortization)	$60,708	$50,129

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt Company.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2008	2007
Average refinery operating expenses per produced barrel sold	$4.78	$4.32
Times sales of produced refined products sold (BPD)	119,350	113,510
Times number of days in period	91	90

Refinery operating expenses for produced products sold	$51,984	$44,171

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended
	March 31,
	2008	2007
Navajo Refinery
Net operating margin per barrel	$2.04	$12.36
Add average refinery operating expenses per produced barrel	4.39	4.18

Refinery gross margin per barrel	6.43	16.54
Add average cost of products per produced barrel sold	96.83	59.04

Average net sales per produced barrel sold	$103.26	$75.58
Times sales of produced refined products sold (BPD)	94,050	85,390
Times number of days in period	91	90

Refined products sales from produced products sold	$883,756	$580,840

Woods Cross Refinery
Net operating margin per barrel	$6.28	$9.98
Add average refinery operating expenses per produced barrel	6.26	4.76

Refinery gross margin per barrel	12.54	14.74
Add average cost of products per produced barrel sold	90.42	56.87

Average net sales per produced barrel sold	$102.96	$71.61
Times sales of produced refined products sold (BPD)	25,300	28,120
Times number of days in period	91	90

Refined products sales from produced products sold	$237,045	$181,231

Sum of refined products sales from produced products sold from our two refineries (4)	$1,120,801	$762,071
Add refined product sales from purchased products and rounding (1)	135,209	79,225

Total refined products sales	1,256,010	841,296
Add direct sales of excess crude oil(2)	202,951	61,680
Add other refining segment revenue (3)	18,415	22,606

Total refining segment revenue	1,477,376	925,582
Add HEP segment sales and other revenues	9,942	—
Add corporate and other revenues	401	391
Subtract consolidations and eliminations	(7,735)	(106)

Sales and other revenues	$1,479,984	$925,867

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. These sales and related purchases are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2008	2007
Net operating margin per barrel	$2.94	$11.77
Add average refinery operating expenses per produced barrel	4.78	4.32

Refinery gross margin per barrel	7.72	16.09
Add average cost of products per produced barrel sold	95.48	58.50

Average sales price per produced barrel sold	$103.20	$74.59
Times sales of produced refined products sold (BPD)	119,350	113,510
Times number of days in period	91	90

Refined product sales from produced products sold	$1,120,801	$762,071

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
  Chief Financial Officer
M. Neale Hickerson, Vice President,
  Investor Relations
Holly Corporation
214/871-3555